As filed with the Securities and Exchange Commission on June 8, 2005

Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LHC GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	8082	43-2074268
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

LHC Group, Inc. 420 West Pinhook Rd., Suite A Lafayette, LA 70503 (337) 233-1307 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Keith G. Myers
President and Chief Executive Officer
LHC Group, Inc.
420 West Pinhook Rd., Suite A
Lafayette, LA 70503
(337) 233-1307
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Steven L. Pottle, Esq. Peter C. November, Esq. Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309-3424 (404) 881-7000 Telephone (404) 881-7777 Facsimile	James R. Tanenbaum, Esq. Nilene R. Evans, Esq. Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104-0050 (212) 468-8000 Telephone (212) 468-7900 Facsimile

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-120792

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If deliver of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each		Proposed Maximum	Proposed Maximum
class of securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be registered	Registered(1)	per share	Price(1)(2)	Registration Fee
Common Stock, par value $0.01 per share	920,000	$14.00	$12,880,000	$1,516

(1)	Includes 120,000 shares of Common Stock subject to an over-allotment option granted to the Underwriters.

(2)	Based on the public offering price.

      This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      LHC Group, Inc., a Delaware corporation (the “Company”), is filing this registration statement with respect to the registration of an additional 920,000 shares of its common stock, par value $0.01 per share, pursuant to General Instruction V. of Form S-1 and Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including 120,000 shares of its common stock subject to an over-allotment option. This registration statement relates to the public offering of our common stock contemplated by the Registration Statement on Form S-1 (File No. 333-120792), as amended (the “Prior Registration Statement”), which was originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 24, 2004 and declared effective by the Commission on June 8, 2005.

      The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this registration statement.

      The required opinions and consents are listed on the Index to Exhibits attached hereto and filed herewith.

CERTIFICATION

      The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business on June 9, 2005), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) it will confirm receipt of such instructions by the bank during regular business hours on June 9, 2005.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits and Financial Statement Schedules

      All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement. In addition, the following exhibits are filed herewith:

      (a) The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
Exhibit 5.1	Opinion of Alston & Bird LLP as to the legality of the securities being registered.
Exhibit 23.1	Consent of Ernst & Young LLP
Exhibit 23.2	Consent of Alston & Bird LLP (contained in Exhibit 5.1).
Exhibit 24.1	Powers of Attorney*

* Previously filed in connection with the Registration Statement on Form S-1 (file No. 333-120792) and incorporated herein by reference.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on June 8, 2005.

LHC GROUP, INC.
By:	/s/ R. BARR BROWN
R. Barr Brown
Senior Vice President, Chief Financial Officer and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 8, 2005.

Signature	Title

* Keith G. Myers	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
/s/ R. BARR BROWN R. Barr Brown	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)
* John L. Indest	Senior Vice President, Chief Operating Officer, Secretary and Director
* Earline H. Bihm	Director
* Ronald T. Nixon	Director
* Ted W. Hoyt	Director
* George A. Lewis	Director
* W. Patrick Mulloy, II	Director
* W.J. “Billy” Tauzin	Director

*By:	/s/ R. BARR BROWN

R. Barr Brown Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 5.1	Opinion of Alston & Bird LLP as to the legality of the securities being registered.
Exhibit 23.1	Consent of Ernst & Young LLP
Exhibit 23.2	Consent of Alston & Bird LLP (contained in Exhibit 5.1).
Exhibit 24.1	Powers of Attorney*

*Previously filed in connection with the Registration Statement on form S-1 (file No. 333-120792) and incorporated herein by reference.